EXHIBIT 99.2
EMPLOYMENT AGREEMENT
(Grain Manager)
     THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of the 2nd day of January 2007 (“Effective Date”), by and between. E Energy Adams, LLC. a Nebraska limited liability company (“E ENERGY”) and Andrew Johansen (“Employee”).
     WHEREAS, the parties acknowledge that E ENERGY was formed for the purpose of developing a project to build and operate a 50 million gallon dry mill corn-processing ethanol plant in Gage County, Nebraska near Adams (the “Business of E ENERGY”); and
     WHEREAS, the parties agree and acknowledge the Business of E ENERGY is a highly competitive one, both inside of and outside the state of Nebraska; and
     WHEREAS, the parties agree and acknowledge E ENERGY has, is and will likely continue to develop valuable confidential techniques and valuable proprietary and confidential information, forms and methods for use in the Business of E ENERGY; and
     WHEREAS. Employee agrees and acknowledges that Employee will have access to said valuable techniques and employ said valuable proprietary and confidential information, forms and methods in earning income in the employ of E ENERGY; and
     WHEREAS, the parties further agree and acknowledge that Employee’s position is one of considerable responsibility and requires considerable experience and requires Employee to develop and maintain good relationships with E ENERGY’S: (i) suppliers and potential suppliers, (ii) customers and potential customers and (iii) employees, and that E ENERGY will incur substantial time and expense to replace an employee who has the experience and relationships of Employee; and
     WHEREAS, as a condition of employment and continued employment of Employee by E ENERGY, the parties mutually agree that confidentiality is required in connection with the Business of E ENERGY and in connection with the identity of E ENERGY’S suppliers and customers, and that accordingly, it is vital that E ENERGY be protected from direct or indirect competition from Employee during his employment and for a reasonable period of time thereafter; and
     WHEREAS, E ENERGY and Employee now desire to provide for the employment of Employee by E ENERGY, after the effective date of this Agreement, upon the terms and conditions set forth in this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT
I. Employment and Duties. Effective as of the Effective Date, E ENERGY will employ Employee and Employee will accept such employment upon the terms and conditions set forth in this Agreement. Employee shall be the Grain Manager for E ENERGY and shall report directly to the CEO/General Manager or to such other person as the CEO designates. Employee shall devote substantially his entire time and attention to the Business of E ENERGY. In so doing, Employee agrees to contribute his best skills and services at all times for the business and benefit of E ENERGY. Employee hereby represents and confirms that he is under no contractual or legal commitment that would prevent him from fulfilling his duties and responsibilities as set forth in this Agreement. During his employment with E ENERGY, Employee may participate in charitable activities and personal investment activities to a reasonable extent and he may serve as a director of business and civic organizations as approved by the CEO, so long as such activities do not interfere with the performance of his duties and responsibilities hereunder. Employee may participate in other business activities that do not otherwise interfere with his duties under this Agreement with the prior consent of the CEO.
2. Term and Termination of Employment. The term of Employee’s employment under this Agreement shall commence on the Effective Date of this Agreement and shall continue thereafter until terminated as follows:
     a. E ENERGY may terminate this Agreement without cause by notifying Employee of such termination at least 30 days in advance of the effective date of such termination.
     b. This Agreement shall automatically terminate upon the death or permanent disability (as determined in good faith by the Board of Directors) of Employee.
     c. Employee may terminate this Agreement by notifying the CEO of such termination at least 90 days in advance of the effective date of such termination. However, in the event Employee terminates this Agreement prior to one year from the Effective Date, Employee will be required to repay all reasonable recruiting costs incurred by E ENERGY in recruiting him and his replacement.
Except as provided herein, all of Employee’s right to compensation and other benefits hereunder shall terminate upon the date his employment terminates, except: as may he mandated by law with respect to health insurance or other benefits.
3. Position and Duties. Employee shall be the Grain Manager of E ENERGY and shall have the authority, duties, and responsibilities commensurate and consistent with such position and title as designated by the CEO from time to time, including, within established limitations, (a) budgeting, managing and controlling departmental, or grain — specific expenditures, as applicable; (b) planning, developing, and implementing strategy for grain procurement, hedging, logistics, and development so as to meet such performance plans, grain/hedging limits, budgets, and timescales as may be adopted by the CEO/Board of Directors of E ENERGY; (c) establishing and maintaining appropriate systems for measuring key aspects of grain and hedging positions, plant needs, and development; and (d) monitoring, measuring and reporting on those issues; and (e) ensuring compliance with any relevant requirements for grain management, and quality stipulations, and general duties of total care. Employee will be the most senior management person in the grain procurement/marketing staff at E ENERGY and will, subject to the supervision of the CEO, have discretion and authority to manage and direct the day-to-day grain affairs and plant logistics of E ENERGY, and to hire and terminate (after consulting with the HR Manager and CEO) the employment of grain procurement/marketing employees of E ENERGY. Employee will report to the CEO and perform such other duties and responsibilities as the CEO shall assign to him from time to time consistent with his position. All grain procurement staff and other marketing functions of E ENERGY will report directly or indirectly (through a subordinate of Employee who reports directly or indirectly to Employee) to Employee, unless the CEO concludes in good faith that a direct reporting relationship with respect to any staff or function is required by applicable law or written policies of E ENERGY, or is reasonably necessary to fulfill his fiduciary obligations to E ENERGY.
4. Compensation.
     a. Base Salary. For all services rendered by Employee to E ENERGY hereunder, Employee shall be paid an annual base salary of Eighty Thousand Dollars ($80,000.00). Which base salary payments shall be paid in accordance with E ENERGY’S payroll policies and procedures as established from time to time. ~~90 days after~~ At the official start up of the plant, the base salary will be increased to Eighty-Five Thousand Dollars ($85,000). During each year after the first year of Employee’s employment hereunder, the CEO will conduct an annual performance review of Employee and thereafter establish Employee’s base salary for the upcoming year.
     b. Pre-Start up Bonus. For exceptional services rendered by Employee to E ENERGY prior to startup, a bonus up to and including, but not greater than, Twenty Thousand Dollars ($20,000) may be awarded at the discretion of the CEO and Board of Directors or the Committee,
     c. Annual Performance Bonus. Beginning ninety (90) days after the startup, Employee will be eligible for an annual performance bonus up to and including, but not greater than, 50% of his base salary at the discretion of the CEO and Board of Directors. Such bonus will be based upon achievement of certain profitability and operational efficiencies relative to the industry and such other criteria that the CEO from time to time, determine in their sole discretion.
     d. Employee Benefits. While Employee is employed by E Energy hereunder, Employee will be entitled to participate in all employee benefit plans and programs of E ENERGY, including without limitations, a 401(K) plan, Section 125 Cafeteria Plan, and medical, dental, life, long term disability and disability insurance plans, to the extent E ENERGY offers such plans , in its sole discretion, and to the extent that Employee meets the eligibility requirements of each individual plan or program as generally applicable to other employees of E ENERGY: provided, however, that except as herein otherwise provided E ENERGY provides no assurance as to the adoption or continuance of any particular employee benefit plan or program and Employee’s participation in such plan or program is subject to the provisions, rules and regulations generally applicable to other employees of E ENERGY.
     e. Expenses. While Employee is employed by E ENERGY hereunder, E ENERGY will reimburse Employee for reasonable and necessary out-of-pocket business, travel and educational expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to E ENERGY’S policies and procedures for expense verification and documentation in effect from time to time
     f. Paid Time Off and Holidays. While Employee is employed by E ENERGY hereunder, Employee shall be entitled to paid PTO days as follows:
1 to 4 years of employment ~~15~~ 20 days per year
5 to ~~9~~ 14 years of employment ~~20~~ 25 days per year
~~10 +~~ 15 + years of employment ~~25~~ 30 days per year
5. Confidential Information.
     a. For purposes of this Agreement, (1) “Confidential Information” shall mean any information, other than Trade Secrets (as defined herein), that is of tangible or intangible value to E ENERGY and is not generally known by or available to the competitors of E ENERGY, including, but not limited to, (a) future business plans, licensing strategies, and advertising campaigns; (b) information regarding agreements with employees, customers and vendors; (c) the terms and conditions hereof,(d) any data or information defined herein as a Trade Secret, but which is not a “trade secret” under applicable law; (e) designs, processes, formulas, plans, devices, or material ( whether or not patented or patentable) directly or indirectly useful in any aspect of the business of E ENERGY; (f) any customer of supplier lists of E ENERGY including special terms with suppliers or customers or any other information relative to any past, present or prospective customers: (g) any confidential, proprietary, or secret development or research work of E ENERGY; (h) any strategic or other business, marketing, or sales plans of E ENERGY; (i) the content of all manuals, memoranda, production statements, sales records, business methods, systems and forms, production records, billing rates, cost rates, employee salaries, work histories, mailing lists, processes, inventions, formulas, job production and cost records; (j) any other confidential or proprietary information or secret aspects of the business of E ENERGY: (2)”Trade Secrets” shall mean all information, designs, processes, procedures, formulas or improvements that are valuable and secret( in the sense that such is not generally known to competitors of E ENERGY) and which fall within the definition of a “trade secret” under applicable law. For purposes of this Agreement; (3)” Non-Competition Period” shall mean the term of this Agreement and the twenty-four (24) month period following any expiration or termination of this Agreement; (4) “Competitive Business” shall mean any business engaged in the production, marketing or sale of ethanol or other bio-fuels or otherwise conducts the Business of E ENERGY.
     b. Employee hereby covenants and agrees that, as to Confidential Information, at all times during the Non-Competition Period, and as to Trade Secrets, for

such time as the same shall constitute a ‘trade secret” under applicable law, Employee will not, other than as necessary or appropriate in connection with his provision of services to E ENERGY hereunder or in the conduct of the business of E ENERGY, either directly or indirectly, use, distribute, sell license, transfer, assign, disclose, appropriate or otherwise communicate any trade secrets or confidential information to any person or entity nor shall Employee make use of any such trade secrets or confidential information for his own purposes in a competitive business or for the benefit of any other person or entity engaged in a competitive business.
     c. Employee shall immediately notify E ENERGY of any intended or unintended, unauthorized disclosure or use of any Trade Secrets or Confidential Information by Employee or any other person or entity of which Employee becomes aware. Employee shall cooperate fully with E ENERGY in the procurement of any protection of E ENERGY’S rights to or in any of the Trade Secrets of Confidential Information.
Employee acknowledges that the above described confidential information and trade secrets constitute unique and valuable assets of E ENERGY and represent a substantial investment of time and expense by E ENERGY and that any disclosure or other use of such confidential information or trade secrets other than for the sole benefit of E ENERGY would be wrongful and would cause irreparable harm to E ENEGY. During the term of Employee’s employment with E ENERGY, Employee shall refrain from any acts or omissions that would reduce the value of such confidential information or trade secrets. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known in the form in which it was obtained from E ENERGY, other than as a direct or indirect result of the breach of this Agreement by Employee, (ii) is independently made available to Employee in good faith by a third party who has not violated a confidential relationship with E ENERGY, or (iii) is required to be disclosed by legal process.
6. Ventures. If during the term of Employee’s employment with E ENERGY, Employee is engaged in or associated with the planning or implementing of any project, program or venture involving E ENERGY and a third party or parties, all rights in such project, program or venture shall belong to E ENERGY. Except as approved in writing by the Board of Directors, Employee shall not be entitled to any interest in any such project, program, or venture or to any commission, finder’s fee or other compensation in connection therewith, other than the compensation to be paid to Employee by E ENERGY as provided herein. Employee shall have no interest, direct or indirect, in any customer or supplier that conducts business with E ENERGY, unless such interest has been disclosed in writing to and approved by the Board of Directors before such customer or supplier seeks to do business with E ENERGY.
7. Intellectual Property Rights. Employee agrees that any and all work product, property, data. documentation, concepts, plans, techniques, inventions, improvements, discoveries, formulas, processes, copyrightable material, know-how and trade secret information relating to the Business of E ENERGY which have been invented, discovered, conceived developed created or learned by Employee in connection with (i) the performance of his services hereunder or (ii) the use of E ENERGY’s resources (collectively, “Work

Product”) will be at once fully disclosed by Employee to E ENERGY. shall be deemed to be “work made for hire” (as defined in the Copyright Act. 17 U.S.C.A. § 101 et seq., as amended’) and will be the sole and absolute property of E ENERGY. Employee hereby unconditionally and irrevocably transfers and assigns to E ENERGY all rights, title and interest Employee currently has or in the future may have, by operation of law or otherwise, in or to any Work Product, including without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Employee agrees to execute and deliver to E ENERGY any transfers, assignments, documents or other instruments which E ENERGY may deem necessary or appropriate to vest complete title and ownership of arty Work Product, and all rights therein, exclusively in E ENERGY.
8. Covenant not to Compete. The parties recognize that Employee will be entrusted with all aspects of the Business of E ENERGY in his role as Plant Manager, and that the following restrictions are reasonable based upon the extensive trust placed in Employee in his position with E ENERGY. During the Non-competition Period, Employee shall not, in exchange for any financial consideration or benefit, directly or indirectly, by or for himself or through others as his affiliates or agents:
     a. Own, manage, operate, or control;
     b. Participate in the ownership, management, operation or control of; or
     c. Be engaged, for compensation or otherwise, as a director, officer, partner, or consultant for, or be employed in a managerial capacity by any Competitive Business; provided that Employee may own up to one percent (1%) of any Person whose shares are fisted on a national stock exchange or traded in the over-the-counter market.
The geographical area in which the foregoing prohibition shall apply shall be limited to that area which is within a ~~200~~ 100 mile radius of E ENERGY’S facilities in Gage County, Nebraska (the “Restricted Territory”).
9. Covenant Not To Solicit. Employee further agrees during the Non-competition Period that he shall not, directly or indirectly, either for himself or any other person, firm or corporation, without E ENERGY’S prior written consent:
     a. solicit, raid, entice, induce or contact any person or entity that is an employee or that has a contractual or business relationship with, or is employed by, E ENERGY (a “Restricted Person”) to provide similar services or enter into similar arrangements with any Competitive Business in the Restricted Territory or solicit, entice, divert, appropriate., contact or request any Restricted Person to curtail or cancel its business with E ENERGY; or
     b. solicit, recruit, or attempt to solicit or hire away any employee, consultant, contractor or other personnel of E ENERGY or solicit or induce any such Person to terminate or otherwise diminish in any respect his, her or its relationship with E ENERGY or employ, engage or seek to employ or engage any Person who within the twelve (12) months prior to such employment or engagement had been an employee of E ENERGY.
10. Enforcement. The necessity of protection against competition from Employee and the nature and scope of such protection has been carefully considered by the parties hereto. The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenants pot to compete and not to solicit described in this Agreement are fair, reasonable and necessary, that adequate compensation (in the form of Employees continued employment by E ENERGY under the terms of this Agreement) has been received by Employee for such obligations, and that these obligations (including specifically the obligations of Employee under Sections 9 and 10 of this Agreement, which the parties expressly agree survive the termination of this Agreement) do not prevent Employee from earning a livelihood. If however, any court determines that any of the restrictions imposed on Employee under this Agreement are not completely enforceable because they arc not reasonable, the parties hereby give the court the right and power to interpret, alter, amend or modify any or all of the terms contained herein to include as much of the scope, time period and geographic area as will render such restrictions reasonable arid enforceable.
Employee agrees that in the event of a breach or violation or attempted breach or violation of any or all of the Sections 9 and 10 above, said provisions wilt cause irreparable harm to E ENERGY and for that reason Employee further agrees that E ENERGY shall be entitled as a matter of right, to both temporary and permanent injunctive relief from any court of competent jurisdiction, restraining further violation of such covenants by the Employee, his employer, employees, partners, or agents. Employee further agrees to pay E ENERGY’S reasonable costs and expenses, including reasonable attorney fees, if E ENERGY brings an action and substantially prevails for breach of this Agreement by Employee. E ENERGY agrees to pay Employee’s reasonable costs and expenses, including reasonable attorney fees, if E ENERGY brings an action for breach of this Agreement by Employee, and Employee substantially prevails.
11. Acknowledgments. Employee hereby acknowledges and agrees that during the Term (i) Employee will frequently be exposed to certain Trade Secrets and Confidential Information; (ii) Employee’s responsibilities on behalf of E ENERGY will extend throughout the United States (and to all geographical areas of the Restricted Territory); (iii) Employee may, either personally or through E ENERGY employees, be overseeing, developing, acquiring and negotiating on behalf of E ENERGY for expansion of E ENERGY’S business and facilities and will have knowledge of all such additions and expansions of E ENERGY’S facilities; (iv) Employee will, either personally or through E ENERGY employees, have responsibility in recruiting and retaining employees and Restricted Persons on behalf of E ENERGY, which will generate goodwill for E ENERGY with respect to such employees and Restricted Persons; and (v) any breach of Section 6, 7 or 9 on Employee’s part, or any breach of Section 9 or on Employee’s part in the Restricted Territory for a reasonable period thereafter, would necessarily involve Employee’s use of E ENERGY’S Trade Secrets and Confidential Information and would unfairly threaten E ENERGY’S legitimate business interests, including its substantial investment in the proprietary aspects of its business and its associated goodwill.

Moreover, Employee acknowledges that, in the event of the termination of this Agreement, Employee would have sufficient skills to find alternative, commensurate work in his field of expertise that would not involve a violation of any of the provisions of Section 9 or 10. Therefore, Employee acknowledges and agrees that the covenants set forth in Sections 6 through 10 are necessary to protect E ENERGY’S legitimate business interests and are reasonable in their scope, duration and geographic breadth in light of E ENERGY’S need to protect such interests.
12. Governing Law, This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Nebraska.
13. Counter parts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall be deemed one and the same Agreement.
14. Further Acts. The parties hereto agree to perform such other acts that may be required to carry out the terms of this Agreement.
15. Notices. Any and all notices, designations, offers, acceptances, or any other communication provided for herein shall be given in writing by registered or certified mail, postage prepaid, which shall be addressed, in the case of Employee, to his last known address on the payroll records of E ENERGY, and, in the case of E ENERGY to:
E ENERGY Adams, LLC
510 Main Street
P.O. Box 49
Adams, Nebraska 68301
16. Binding Effect. This Agreement shall he binding upon the heirs, successors, legal representatives and assigns of the parties hereto, all of whom., regardless of the number of intervening transfers, shall be bound in the same manner as the parties hereto.
17. Assignment; Benefit. This Agreement shall not be assigned by any party hereto except upon the written consent of the other party (except as to any assignment of this Agreement by E ENERGY to a successor of E ENERGY which conducts E ENERGY’S ethanol production and management business activities, for which the consent of the Employee shall not be required). Nothing in this Agreement, express or implied is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.
18. Legal Fees. In the event either party to this Agreement sues the other party alleging a violation of any term of this Agreement, the prevailing party shall be entitled to reimbursement from the non-prevailing party of the actual attorneys’ fees and costs incurred in such suit.
19. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendered invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

20. Captions. The captions herein are inserted for the convenience of reference only and shall be ignored in the construction or interpretation hereof.
21. Entire Agreement. This Agreement, together with the exhibits, contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations and warranties relating to the subject matter of this Agreement that are not set forth herein.
22. Amendment. This Agreement sets forth the entire understanding of the parties and may not be amended, altered or modified except by written agreement between the parties.
23. Waiver. Any waiver of any of the terms and/or conditions of this Agreement by any party shall not be construed to be a general waiver of such terms and/or conditions, with or without notice to the other parties.
24. Receipt and Understanding. By signing this Agreement, Employee acknowledges that Employee has read all of this Agreement, has asked whatever questions he deems appropriate, understands this Agreement in full and has received a copy of this Agreement.
     IN WITNESS WHEREOF; each party hereto has executed this Agreement effective as of the date first above written.

E ENERGY ADAMS, LLC:	EMPLOYEE:

/s/ Sam Sacco	/s/ Andrew Johansen

E Energy Adams LLC, CEO	Grain Manager
Date: 01/08/07	Date: 01/08/07